                                                                     Exhibit 4.4

                              Warrant to Purchase 200,000
                              Units, consisting of one
                              Share of Common Stock and
                              one Common Stock
                              Purchase Warrant

                            REPRESENTATIVE'S WARRANT
                            ------------------------

                              Dated:        , 1997

     THIS CERTIFIES THAT JOSEPH CHARLES & ASSOCIATES, INC. (herein sometimes called the "Holder" or the "Representative") is entitled to purchase from NEWCOM, INC., a Delaware corporation (the "Company"), at the price and during the period as hereinafter specified, up to Two Hundred Thousand (200,000) Units (the "Units"), each Unit consisting of one (1) share of common stock, $.001 par value per share (the "Common Stock") and one (1) Common Stock Purchase Warrant (the "Warrants") to purchase one (1) share of Common Stock at a purchase price of $____ per share subject to adjustment as described below, at any time during the four-year period commencing one (1) year from the effective date of the Registration Statement (the "Effective Date").

     This Representative's Warrant (the "Representative's Warrant") is issued pursuant to an Underwriting Agreement between the Company, Aura Systems, Inc. ("Aura") and Joseph Charles & Associates, Inc., as Representative of the several Underwriters set forth in Schedule I to said Underwriting Agreement, in connection with a public offering, through the Representative, of 2,000,000 Units as therein described (and up to 300,000 additional Units covered by an over-allotment option granted by the Company and Aura to the Underwriters; the shares of Common Stock included in such additional Units will be offered by Aura and the Warrants included in such additional Units will be offered by the Company), and in consideration of $200 received by the Company for the Representative's Warrant. Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to the Representative's Warrant shall bear the same terms and conditions as described under the caption "Description of the Units" in the Registration Statement on Form S-1, File No. 333-31431 (the "Registration Statement") except that (i) the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Representative's Warrant, the Common Stock and the Warrants issuable pursuant thereto and the Common Stock issuable pursuant to such Warrants as more fully described in paragraph 6 herein; and (ii) the Warrants will be exercisable only during the period commencing upon such date as the Representative's Warrant is exercised and expiring five (5) years from the Effective Date.


     1. The rights represented by the Representative's Warrant shall be exercised at the price, subject to adjustment in accordance with Section 8 hereof (the "Exercise Price"), and during the periods as follows:

          (a) During the period from the Effective Date to and through _________, 1998 (the "First Anniversary Date"), inclusive, the Holder shall have no right to purchase any Units hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date (other than (i) a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of an outstanding shares of Common Stock or (ii) any sale/leaseback, mortgage or other financing transaction), the Holder shall have the right to exercise the Representative's Warrant concurrently with such event and into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which the Representative's Warrant and the Warrants underlying the Representative's Warrant were exercisable immediately prior thereto.

          (b) Between __________, 1998 and 2002, (five (5) years from the Effective Date, i.e. the "Expiration Date") inclusive, the Holder shall have the option to purchase Units hereunder at a price of $_____ per Unit (110% of public offering price per Unit).

          (c) After the Expiration Date, the Holder shall have no right to purchase any Units hereunder.

     2. (a) The rights represented by the Representative's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Representative's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Representative's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Representative's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Representative's Warrant shall have been so exercised.

          (b) Notwithstanding anything to the contrary contained in paragraph 2(a), the Holder may elect to exercise this Representative's Warrant in whole or in part by receiving shares of Common Stock equal to the value (as determined below) of this Representative's Warrant, or any part hereof, upon surrender of the Representative's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                         X = Y(A-B)  +  Z(A-C)
                             ------     ------
                                A          A

     Where     X =  the number of Shares of Common Stock to be issued to the
                    Holder;

               Y = the number of Shares of Common Stock underlying the Units (exclusive of any shares issuable upon exercise of any Warrants underlying the Units) to be exercised under this Representative's Warrant (the "Shares");

               A =  the current fair market value of one share of Common Stock;

               B =  the Exercise Price of the Representative's Warrant;

               Z = the number of shares of Common Stock issuable upon exercise of the Warrants included in the Units underlying this Representative's Warrant; and

               C = the exercise price of the Warrants included in the Units underlying this Representative's Warrant.

                    As used herein, current fair market value of Common Stock
               shall mean with respect to each share of Common Stock the average of the closing prices of the Company's Common Stock sold on the principal national securities exchanges on which the Common Stock is at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by NASDAQ, or any similar organization if NASDAQ is no longer reporting such information, either (i) on the date which the form of election is deemed to have been sent to the Company (the "Notice Date") or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of

               Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value to be received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     3. The Representative's Warrant shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing on the Effective Date except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder to any members of the selling group and/or the officers or partners thereof during such period. This Representative's Warrant must be executed immediately upon its transfer at any time after one year from the Effective Date, and if not so executed, shall lapse. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Representative's Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation) stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Representative's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder at such time.

     4. The Company covenants and agrees that all shares of Common Stock which may be issued as part of the Units purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that, during the periods within which the Representative's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Representative's Warrant and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Units issuable upon exercise of the Representative's Warrant.

     5. The Representative's Warrant shall not entitle the Holder to any voting rights or other rights, including without limitation notice of meetings of other actions or receipt of dividends, as a shareholder of the Company.

     6. (a) The Company shall advise the Holder or its permitted transferee, whether the Holder holds the Representative's Warrant or has exercised the Representative's Warrant and holds Units or any of the securities underlying the Units, by written notice at least four weeks prior to the filing of any new registration statement thereto under the Act, or the filing of a notification on Form 1-A under the Act for a public offering of securities, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (or other comparable form), and will, during the five (5) year period from the Effective Date, upon the request of the Holder, include in any such new registration statement (or notification as the case may be) such information as may be required to permit a public offering of, all or any of the Units underlying the Representative's Warrant, the Common Stock or Warrants included in the Units or the Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities"). For so long as the Warrants remain outstanding and as long as required by the Securities Act (so long as the Holder's ability to exercise any Warrant is not adversely affected), the Company currently intends to file post-effective amendments to the Registration Statement (or any new registration statement filed by the Company) setting forth or otherwise incorporating certain information contained in the then most recent quarterly report on Form 10-Q or annual report on Form 10-K filed by the Company (each such post-effective amendment, a "Quarterly Amendment"). The parties hereby agree that if at any time during such five (5) year period the Company receives written notice from the Holder at least two weeks prior to the filing of any such Quarterly Amendment indicating such Holder's intention to offer Registrable Securities in such Quarterly Amendment, the Company will include in such Quarterly Amendment such information as may be required to permit a public offering of such Registrable Securities. The delivery by the Holder of any such notice shall not constitute a demand made pursuant to Section 6(b). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states
(i) as such Holder designates and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering; and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Representative (other than sales commissions, underwriting discounts or commissions, or other expenses of such sale), and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7.

          (b) At any time during the four (4) year period beginning one (1) year after the Effective Date, a 50% Holder (as defined below) may request, on one occasion, that the Company register under the Act any and all of the Registrable Securities held by such 50% Holder. Upon the receipt of any such notice, the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use reasonable efforts to cause such registration to become and remain effective (including the taking of such reasonable steps as are necessary to obtain the removal of any stop order) within 120 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the registration of any of the securities underlying the Representative's Warrant in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Units issuable upon exercise of the Representative's

Warrant. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Representative's Warrant, the Units as units, or separately as to the Common Stock and/or Warrants included in the Units and/or the Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Representative's Warrant. Within ten days after receiving any such notice pursuant to this subsection (b) of paragraph 6, the Company shall give notice to any other Holders of the Representative's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying that part of the Warrant held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any other advisors retained by them and any underwriting discounts or commissions applicable to any of the securities sold by them. The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least 180 days from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder(s) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder(s) designate and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering and furnish indemnification in the manner provided in paragraph 7 hereof. Notwithstanding the foregoing set forth in this paragraph 6(b), the Company shall not be required to include in any registration statement any Registration Securities which in the opinion of counsel to the Company (which opinion is reasonably acceptable to counsel to the Representative) would be saleable immediately without restriction under Rule 144 (or its successor) if the Representative's Warrant was exercised pursuant to paragraph 2(b) herein.

          (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Representative's Warrant and/or the Units, other Common Stock and the Warrants underlying the Representative's Warrant (considered in the aggregate.

     7. (a) Whenever pursuant to paragraph 6 a registration statement relating to any Units, Common Stock or Warrants issued upon exercise of (or issuable upon the exercise of any Warrants purchasable under) the Representative's Warrant is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement as declared effective or any final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof and provided further, that the indemnity agreement provided in this
Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Distributing Holder, controlling person of such Distributing Holder, underwriter or controlling person of such underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received such preliminary prospectus, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement hereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock (other than issuance of Common Stock pursuant to the Contingent Stock Issuance, as defined in the Registration Statement), (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the Warrants or outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Representative's Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Representative's Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if this Representative's Warrant had been exercised by such Holder immediately prior to such date, he would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price hereof immediately prior to such event was $_____ per Unit and the number of Shares comprising the Units issuable upon exercise of this Representative's Warrant was 200,000, the adjusted Exercise Price immediately after such event would be $_____ per Unit (giving no value to the Warrants included in the Units) and the adjusted number of Shares comprising the Units issuable upon exercise of this Representative's Warrant would be 400,000. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustments in the number and exercise price of the Warrants included in the Units shall be made in accordance with the provisions of the Warrant Agreement dated as of __________, 1995, between and among the Company and Interwest Transfer Company, Inc. and shall be made irrespective of whether such Warrants are outstanding or not.

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Exercise Price on a per share basis giving no value to the Warrants included in the Units (the "Per Share Exercise Price") on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the number of shares of Common Stock then comprising a Unit by the Per Share Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of deliver of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (c) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising a Unit by the Per Share Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (e) below), less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) Whenever the Exercise Price payable upon exercise of the Representative's Warrant is adjusted pursuant to Subsections (a), (b) or (c) above, the number of Units purchasable upon exercise of this Representative's Warrant shall simultaneously be adjusted by multiplying the number of Units issuable upon exercise of this Representative's Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (e) For the purpose of any computation under Subsection (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices of the Common Stock for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or, if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors as set forth in Section 2(b) herein.

          (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which may by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of the Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of the Representative's Warrant).

          (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Units issuable upon exercise of the Representative's Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (h) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Representative's Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Representative's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (f), inclusive, above.

     9. This Agreement shall be governed by and in accordance with the laws of the State of California without regard to conflict of laws provision.

     IN WITNESS WHEREOF, NEWCOM, INC. has caused this Representative's Warrant to be signed by its duly authorized officers under its corporate seal, and this Representative's Warrant to be dated ____________, 1997.

                              NEWCOM, INC.


                              By:________________________________
                                 Sultan W. Khan, Chief Executive
                                 Officer and President


Attest:


______________________________
Asif M. Khan,
its Executive Vice President

                                 PURCHASE FORM
                                 -------------

                  (To be signed only upon exercise of Warrant)



     The undersigned, the holder of the foregoing Representative's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ Units of NEWCOM, INC., each Unit consisting of one (1) share of $.001 par value Common Stock and one
(1) Warrant to purchase one (1) share of Common Stock, and herewith makes payment of $_______ therefor, and requests that the Warrants and certificates for shares of Common Stock be issued in the name(s) of, and delivered to ________________________, whose address(es) is (are):



Dated:  _______________, ____


                              By:________________________________

                              ___________________________________

                              ___________________________________
                              Address

                                 TRANSFER FORM
                                 -------------

                  (To be signed only upon transfer of Warrant)



     For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Units represented by the foregoing Representative's Warrant to the extent of __________ Units, and appoints _________________________ attorney to transfer such rights on the books of _________________ ____________, with full power of substitution in the premises.



Dated:  _______________, ____


                              By:________________________________

                              ___________________________________

                              ___________________________________
                              Address



In the presence of: